AMENDMENT AGREEMENT NO. 2

This AMENDMENT AGREEMENT NO. 2 (this “Amendment”) is made as of September 30, 2009 by and between MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP, a limited partnership organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company (the “Borrower”), and STATE STREET BANK AND TRUST COMPANY (the “Bank”).

WHEREAS, the Borrower and the Bank are parties to that certain Demand Discretionary Credit Agreement, dated as of April 28, 2006, as amended (as amended and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto wish to make certain changes to the terms of the Credit Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1 Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2 Amendment to Section 1 of Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) The definition of “Facility Amount” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting therefor the following:

“Facility Amount” means an aggregate principal amount not to exceed $125,000,000.

(b) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“LIBOR Business Day” shall mean any Business Day on which commercial banks are open for international business (including dealings in United States dollar deposits) in London.

“Overnight LIBOR Rate” shall mean the British Bank’s Association Official LIBOR fixing for United States dollars, for a period to maturity of one LIBOR Business Day, as reported by Bloomberg L.P. as the rate on the LIBOR USD BBAM page, and if such rate is then unavailable on Bloomberg L.P., then Overnight LIBOR Rate shall mean the British Banker’s Association Official LIBOR fixing for United States dollars, for a period to maturity of one LIBOR Business Day as reported by Reuters as the ask or offered rate on the LIBOR01 page (also known as Reuters BSA Libor Rates Page 3750), and if such rate is then unavailable, then Overnight LIBOR Rate shall mean the rate of interest per annum quoted by the Bank to leading banks in the London interbank market as the rate at which the Bank is offering United States dollar deposits in an amount equal to $1,000,000 with a maturity of one LIBOR Business Day.

“Overnight Rate” shall mean, as of any day, the higher of (a) the Federal Funds Rate as in effect on that day and (b) the Overnight LIBOR Rate as in effect on that day.

§3. Amendment to Section 2 of Credit Agreement. Section 2 of the Credit Agreement is hereby amended as follows:

(a) Section 2.06(a) of the Credit Agreement is hereby amended by deleting the words “at the rate per annum equal to the Federal Funds Rate plus 1.00%” and substituting in place thereof the words “at the rate per annum equal to the Overnight Rate plus 1.50%”.

(b) Section 2.07 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and restating it as follows: “The Borrower shall pay to the Bank an administration fee of $75,000 per annum annually in advance, commencing on September 30, 2009, until such time as all of the Obligations hereunder have been indefeasibly repaid in full in cash and this Agreement has been terminated, provided, however, notwithstanding the foregoing, the amount due and payable by the Borrower on September 30, 2009 shall be in an amount of $69,301 as a result of a $5,699 credit for a portion of the administration fee previously paid.”

§4. Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement (as amended hereby) and each of the other Loan Documents are true on and as of the date hereof

(b) No Enforcement Events. No Enforcement Event has occurred and is continuing.

(c) Authority, Etc. The execution and delivery by the Borrower of this Amendment and the Borrower’s performance of this Amendment and each of the other Loan Documents to which the Borrower is a party, in each case, as amended hereby (the Credit Agreement as amended hereby being hereinafter referred to as the “Amended Agreement” and the Loan Documents as amended hereby being hereinafter referred to as the “Amended Loan Documents”) (i) are within the Borrower’s powers, (ii) have been duly authorized by all necessary limited partnership action on the part of the Borrower, (iii) do not require any authorization or action by or in respect of, or filing with, any governmental body, agency or official that, if not obtained or made, could materially adversely affect the business, financial position or results of operations of the Borrower or which in any manner draws into question the validity or enforceability of this Amendment, the Amended Agreement or any of the other Loan Documents, and (iv) do not contravene, or constitute a default under, any provision of (A) any applicable law or regulation, (B) the Partnership Documents, (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or the Fund, or (D) the Private Placement Memorandum.

(d) Enforceability of Obligations. This Amendment has been duly executed by the Borrower. Each of this Amendment and the Amended Agreement and Amended Loan Documents constitutes the valid and legally binding agreement of the Borrower, in each case enforceable in accordance with their terms.

§5. Effectiveness. This Amendment shall be effective as of the date first written above satisfaction of the following conditions precedent:

(a) the execution and delivery of this Amendment by the Borrower and the Bank;

(b) receipt by the Bank of a manually signed certificate from an authorized officer of the Borrower in form and substance satisfactory to the Bank and dated the date hereof (i) as to the incumbency of, and bearing manual specimen signatures of, the officers of the Borrower who are authorized to execute and take actions under the Amended Loan Documents for and on behalf of the Borrower, (ii) certifying and attaching the Partnership Documents of the Borrower, and (iii) certifying and attaching copies of the resolutions of the Borrower’s Directors authorizing the transactions contemplated hereby; and

(c) receipt by the Bank of payment of all fees and expenses (including the administration fee and all fees and disbursements of special counsel for the Bank) then payable hereunder or under the Amended Loan Documents.

§6. Reaffirmation of the Borrower. The Borrower ratifies and confirms in all respects all of its obligations to the Bank under the Credit Agreement and the other Loan Documents and hereby affirms its absolute and unconditional promise to pay to the Bank the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby. The Borrower hereby confirms that all of its obligations to the Bank under the Credit Agreement, the Note and the other Loan Documents as amended hereby are and remain secured pursuant to the Security Documents.

§7. Miscellaneous. This Amendment shall be a Loan Document for all purposes under the Credit Agreement. This Amendment is a contract under seal governed by and construed in accordance with the laws of the State of New York. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a contract under seal by their respective authorized officers as of the date first above written.

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP

By:

Title:

STATE STREET BANK AND TRUST COMPANY, as the Bank

By:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a contract under seal by their respective authorized officers as of the date first above written.

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP

By:

Title:

STATE STREET BANK AND TRUST COMPANY, as the Bank

By:

Title: